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                                                                 Exhibit 10.1(e)




                                 July 11, 1997




Global TeleSystems Group, Inc.
1751 Pinnacle Drive
North Tower 12th Floor
McLean, Virginia 22102

                         Global TeleSystems Group, Inc.

Ladies and Gentlemen:

     We refer to (i) the Senior Note Purchase Agreement, dated as of January 19, 1996, as heretofore amended (and as so amended, the "Initial Chatterjee Agreement"), among Global TeleSystems Group, Inc. (the "Company") and The Open Society Institute ("OSI") and Chatterjee Fund Management, L.P., as purchasers (the "Initial Chatterjee Purchasers"), and (ii) the Senior Note Purchase Agreement, dated as of June 6, 1996, as heretofore amended (as so amended, the "Additional Chatterjee Agreement"; the Initial Chatterjee Agreement and the Additional Chatterjee Agreement being collectively, the "Chatterjee Agreements"), among the Company, and OSI, Winston Partners II LDC and Winston Partners II LLC, as purchasers (the "Additional Chatterjee Purchasers"; the Initial Chatterjee Purchasers and the Additional Chatterjee Purchasers being, collectively, the "Chatterjee Purchasers"). Terms defined or referenced in the Additional Chatterjee Agreement and not otherwise defined or referenced herein are used herein as therein defined or referenced.

     The Company and the Chatterjee Purchasers hereby agree as follows:

     1. Subsection (g) of Section 9.3 of each Chatterjee Agreement is amended by substituting the words "$135 million of bonds convertible into Common Stock, plus the issuance of up to an additional $20.250 million of bonds convertible into Common Stock, pursuant to the exercise of the over-allotment option to the extent such over-allotment option
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exercised by UBS Securities LLC, on behalf of itself and the other placement agents," for the words "$115 million of bonds convertible into Common Stock."

        2. Section 9.3 of each Chatterjee Agreement is amended by deleting the word "and" immediately preceding subsection 9.3(g) and by adding the following text immediately following subsection 9.3(g):

                and (h) Indebtedness incurred in connection with the issuance of up to $175 million of notes of Hermes Europe Railtel B.V. on substantially the terms set forth in Schedule A; provided, however, that such indebtedness is incurred on or before September 30, 1997.

        3. Schedule A of each Chatterjee Agreement, under the caption "Pending Financings," is amended by adding the text set forth in Appendix A hereto.

        4. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

        5. This letter agreement becomes effective as of the date first above written, on the date on which the Company and each Chatterjee Purchaser shall have executed and delivered a counterpart hereof. Upon the effectiveness of this letter agreement, each reference in any Initial Transaction Document or Transaction Document to either Chatterjee Agreement or any term or provision thereof shall mean such Chatterjee Agreement, such term or such provision, respectively, as amended hereby. Except as otherwise provided herein, the Transaction Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed.

        6. This letter agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same letter agreement. Delivery of an executed counterpart of a signature page of this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.

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        Please indicate your agreement to the foregoing by executing a counterpart of this letter agreement in the appropriate space provided below.

                                       Very truly yours,



THE OPEN SOCIETY INSTITUTE             WINSTON PARTNERS II LDC



By: /s/ [ILLEGIBLE]                    By: /s/ [ILLEGIBLE]
   ------------------------------         --------------------------------------
   Name:                                  Name: [Illegible]
   Title:                                 Title: Attorney-in-fact


CHATTERJEE FUND MANAGEMENT, L.P.       WINSTON PARTNERS II LLC by its
                                          Manager Chatterjee Advisors LLC



By: /s/ [ILLEGIBLE]                    By: /s/ [ILLEGIBLE]
   ------------------------------         --------------------------------------
   Name: [Illegible]                      Name: [Illegible]
   Title: Attorney-in-fact                Title: Manager


                      Accepted and Agreed:

                      GLOBAL TELESYSTEMS GROUP, INC.



                      By: /s/ [ILLEGIBLE]
                          ----------------------------
                          Name: [Illegible]
                          Title: Treasurer

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                                   APPENDIX A


                             HERMES EUROPE RAILTEL

                       $175 MILLION SENIOR NOTE FINANCING

Issuer:                Hermes Europe Railtel, B.V.

Issue:                 Senior Notes

Gross Proceeds:        $175 million

Maturity:              10 years

Interest Rates:        12.0% - 13.0%

Pre-funded Interest:   2 years

Optional Redemption:   5 * year non-call

Ranking: Senior (Subordinated to all accrued/unsecured liabilities of subsidiaries)

Use of Proceeds:       To fund the build-out of the Hermes network through
                       Phase I

Marketing:             144A

Gross Spread:          3.5%

Underwriters:          DLJ (lead), UBS, Lehman

Equity Clawback:       Prior to the first 3 years, 33 1/3% of each of the
                       Senior Notes may be redeemed with (i) the proceeds of a public equity offering of $75 million or more or (ii) the proceeds from the sale of the Company's common stock to one or more Strategic Equity Investors for the aggregate purchase price of $75 million or more.

Change of Control:     Company must offer to redeem the Senior Notes at 101% of
                       principal amount thereof, plus accrued and unpaid interest.

Covenants:            Standard covenants for a High Yield offering, including
                      * Limitation on Incurrence of indebtedness;
                      * Limitation on Restricted Payments;
                      * Limitation on Dividend and Other Payment Restrictions
                        Affecting Subsidiaries;
                      * Limitation on the Issuance and Sale of Capital Stock of
                        Restricted Subsidiaries;
                      * Limitation on Issuance of Guarantees by Restricted
                        Subsidiaries;
                      * Limitation on Asset Sales;
                      * Limitation on Liens;
                      * Limitation on Consolidation or Merger;
                      * Limitation on Transaction with Affiliates;